Exhibit 99.1

Mawson Infrastructure Group Announces New CEO and President

Technology and Business Leader Rahul Mewawalla appointed as Mawson Chief Executive Officer and President

Leadership Appointment along with Stronger Focus on U.S. Operations and Continued Expansion Highlights Company Growth

Sharon, PA — May 22, 2023 — Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, is pleased to announce that Rahul Mewawalla has been appointed as Chief Executive Officer and President of the Company.

Mr. Rahul Mewawalla is a technology and business leader who brings extensive strategic and operational expertise across Fortune 500 and growth companies, having held senior executive and operating roles including as CEO, President, and Executive Vice President. He has experience with global companies including Yahoo Inc., General Electric Company (NYSE: GE) and Nokia Corporation (NYSE: NOK) and has served as board director for several NASDAQ-listed public companies including as Chairman of the Board, Audit Committee Chair, Compensation Committee Chair, Nominating and Governance Committee, Special Committee and Strategic Transactions Committee Member. He earned an MBA degree from the Kellogg School of Management at Northwestern University and currently serves as a non-employee director at the Company.

Mr. James Manning, the Australian based Founder and current CEO of the Mawson, is stepping down in support of the Company’s strategic decision to more strongly focus on the Company’s existing US operations and pipeline of expansion and growth opportunities. Mr Manning will continue to contribute to the future success of Mawson by continuing to serve as a non-executive member of the Company’s Board of Directors.

Greg Martin, Chairman of the Board, stated “On behalf of the Board, I would like to acknowledge and thank James for his vision and foresight in founding Mawson and for his leadership, passion and commitment in guiding the business through its formative years. The Board is both pleased and excited about the appointment of Rahul as the Company’s new CEO and President. This is an important development in Mawson’s journey and the Board looks forward to working with Rahul and to the leadership and direction he will provide in the next phase of Mawson’s growth and development.”

James Manning, Outgoing CEO, said “It has been a pleasure to see Mawson’s success. As the Company continues to expand its U.S. operations and drive further growth, this is an ideal time for Rahul to step into the CEO and President role given his extensive expertise across Fortune 500 companies, growth, and transformative companies. His leadership and board experience across NASDAQ-listed public companies and Fortune 500 companies places the Company in a strong position to capitalize on the exciting growth opportunities that lie ahead. I look forward to the exciting period of expansion ahead for the company.”

Rahul Mewawalla, incoming CEO and President, commented “I am delighted to join the Mawson leadership team at such an exciting time in the company’s history. We have an incredibly talented and innovative team at the Company, and I am looking forward to helping drive our new chapter of growth ahead.”

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the United States. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling efficient Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison

VP of Investor Relations

IR@MawsonInc.com

Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com

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